SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to Vote of Security Holders.
On July 7, 2011, Cedar Fair held its annual meeting of unitholders (the "2011 Annual Meeting") at the Cedar Point Center at BGSU Firelands College, One University Drive, Huron, Ohio to consider and vote upon four proposals submitted by the Board of Directors of Cedar Fair Management, Inc., the general partner of Cedar Fair, L.P.
The final voting results, which were certified by Corporate Election Services, the independent inspector of election at the 2011 Annual Meeting, were as follows (55,345,716 units outstanding and entitled to vote as of the record date of the 2011 Annual Meeting):

1.	To elect Gina D. France as a Class III Director of the general partner for a three-year term expiring in 2014.

For	Withhold	Broker Non-Votes
21,204,177	11,424,223	14,088,531

2.	To confirm the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
43,103,641	3,327,441	285,849	—

3.	To hold an advisory vote to approve the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
18,451,808	13,297,238	878,054	14,089,831

4.	To consider, in an advisory vote, if unitholders should vote on executive compensation every one, two, or three years.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
30,077,283	516,202	375,775	1,659,140	14,088,531

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Richard L. Kinzel
Richard L. Kinzel Chief Executive Officer

Date: July 11, 2011